UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 9, 2018

Walmart Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street
Bentonville, Arkansas 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Share Issuance and Acquisition Agreement and Share Purchase Agreement

On May 9, 2018, Walmart Inc., a Delaware corporation (the “Company”), and its wholly-owned subsidiary Wal-Mart International Holdings, Inc., a Delaware corporation (the “Purchaser,” and together with the Company, “Walmart”), entered into: (i) a Share Issuance and Acquisition Agreement (the “Share Issuance Agreement”) with Flipkart Private Limited, a company incorporated in Singapore (“Flipkart”); and (ii) a Share Purchase Agreement (the “Share Purchase Agreement”) with certain shareholders of Flipkart (together, the “Sellers”) and Fortis Advisors LLC, as the Sellers’ Representative.

Upon the terms and subject to the conditions set forth in the Share Issuance Agreement, Walmart will purchase Ordinary Shares issued by Flipkart for an aggregate purchase price of $2 billion in cash (the “Share Issuance”). Upon the terms and subject to the conditions set forth in the Share Purchase Agreement, contemporaneously with the closing of the Share Issuance, Walmart will purchase from the Sellers Preference Shares and Ordinary Shares of Flipkart for an aggregate purchase price of approximately $14 billion in cash (the “Secondary Share Purchase,” and together with the Share Issuance, the “Transactions”). Immediately after the closing of the Transactions, all Flipkart Preference Shares will convert into Ordinary Shares. As a result of the Transactions, Walmart will initially acquire approximately 77% of the outstanding shares of Flipkart for an aggregate purchase price of approximately $16 billion.

At any time after the closing of the Transactions and on or before the first anniversary of the closing, the Purchaser, or any of its affiliates, may request that Flipkart issue additional Ordinary Shares with an aggregate purchase price of up to $3 billion. These additional Ordinary Shares will be issued at the same price per share as the Ordinary Shares issued in the Share Issuance, subject to adjustment for any stock splits, stock dividends or similar transactions.

The Share Issuance Agreement and Share Purchase Agreement contain representations and warranties and covenants of the parties customary for transactions of this nature. The closing of the Transactions is subject to various conditions, including, among others: the absence of a material adverse change in Flipkart’s business; regulatory approval by the Competition Commission of India; the accuracy of representations and warranties, and performance of covenants, in all material respects; the absence of governmental or shareholder litigation challenging either of the Transactions; and the contemporaneous closing of the Share Issuance and Secondary Share Purchase.

The Share Issuance Agreement and Share Purchase Agreement also contain customary termination rights for the parties, including, among others, by the Purchaser if the Transactions have not closed by March 9, 2019. No termination fee would be payable by any party if the Share Issuance Agreement or the Share Purchase Agreement were terminated.

Shareholders Agreement

At closing of the Transactions, the Purchaser (or another affiliate of Walmart), Flipkart, and certain other shareholders of Flipkart (the “Minority Shareholders”) will enter into a Shareholders Agreement (the “Shareholders Agreement”) which will set forth the agreement of the parties relating to the activities and governance of Flipkart and ownership and disposition of its shares. Pursuant to the Shareholders Agreement:

•
The Flipkart Board of Directors will initially have eight directors: five Walmart-appointed directors; two directors appointed by certain Minority Shareholders; and one founder (the “Board”). For at least two years following closing of the Transactions, two of the Walmart-appointed directors must be unaffiliated with Walmart. The number of directors may be increased to nine at any time, which additional director would be appointed by Walmart with the approval of a majority of the Flipkart directors, and must be unaffiliated with Walmart.

•	Walmart may appoint or replace the chief executive officer and other principal executives of the Flipkart group of companies, subject to certain consultation rights of the Board and the founder.

•
Walmart, at such time as any non-Walmart affiliated directors are serving as Walmart-appointed directors, will have certain veto rights over specified decisions relating to Flipkart’s business and activities. In addition, holders of 60% of the Flipkart shares held by the Minority Shareholders, acting together, may exercise veto rights to prevent certain significant transactions or other events involving Flipkart, while holders of 40% of Flipkart shares held by the Minority Shareholders, acting together, may exercise veto rights to prevent certain material, non-arms’ length transactions between Flipkart and Walmart. The veto rights for the Minority Shareholders will expire if Walmart owns 85% of the outstanding shares of Flipkart.

•
Among other transfer restrictions and subject to certain exceptions, transfers of Flipkart shares will be subject to a right of first refusal exercisable by Walmart and other significant Minority Shareholders, and in certain situations, co-sale rights. The right of first refusal for the Minority Shareholders will expire if Walmart owns 85% of the outstanding shares of Flipkart.

•
If Walmart proposes to transfer a sufficient number of Flipkart shares such that, following the transfer, it would no longer control a majority of the Flipkart shares or appoint a majority of the Flipkart directors, each Minority Shareholder would also be entitled to transfer all of its Flipkart shares to the proposed buyer or buyers of Walmart’s Flipkart shares.

•
In certain situations, Walmart and a percentage of Minority Shareholders may exercise a “drag along” right to cause the remaining Minority Shareholders to sell all or a portion of their shares in a sale of Flipkart. If the drag along right is exercised, each Minority Shareholder must be entitled to sell all of its shares in the proposed transaction. The requirement that some percentage of the Minority Shareholders approve the exercise of the drag along right will not apply if Walmart owns 85% of the outstanding shares of Flipkart.

•
Pursuant to a Registration Rights Agreement to be entered into concurrently with the Shareholders Agreement, holders of 60% of the Flipkart shares held by the Minority Shareholders, acting together, may require Flipkart to effect an initial public offering following the fourth anniversary of closing of the Transactions at a valuation no less than that paid by Walmart under the Share Issuance Agreement, subject to the satisfaction of certain other conditions regarding such offering (the “IPO”).

•	The Shareholders Agreement would expire upon the consummation of the IPO, whether initiated by the Board or the Minority Stockholders.

Cautionary Statement Regarding Forward-Looking Statements

The foregoing description of the principal agreements related to the Transactions contains forward-looking statements. Actual results could differ materially from these forward-looking statements. Factors that could cause actual results to differ materially include the following: conditions to the completion of the Transactions not being satisfied, or the regulatory approvals required for the Transactions not being obtained on the terms expected or at all; closing of the Transactions may not occur or may be delayed; and the other factors discussed in “Risk Factors” in Walmart’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018 and subsequent filings with the SEC, which are available at http://www.sec.gov. Walmart assumes no obligation to update the information in the communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 11, 2018

WALMART INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate